Exhibit 99.1

Press Release

Clean Harbors Reports Second-Quarter 2015 Financial Results

•            Announces Record Revenue of $936.2 Million as Company Benefits from Participation in Emergency Response Efforts

•            Reports Adjusted EPS of $0.72, Excluding a Non-Cash Goodwill Impairment Charge of $32 Million in Oil and Gas Segment, Resulting in GAAP EPS of $0.18

•            Achieves Record Adjusted EBITDA of $163.1 Million, Up 20% from Prior Year

•            Posts Adjusted EBITDA Margin Increase of 160 Basis Points to 17.4%

•            Confirms 2015 Adjusted EBITDA Guidance Range of $530 Million to $570 Million

Norwell, Mass. — August 5, 2015 — Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced financial results for its fiscal second quarter ended June 30, 2015.

“Clean Harbors delivered record second-quarter financial results, as substantial emergency response activity and strong contributions from several of our businesses more than offset weakness in our energy-related businesses and the adverse effects of foreign currency translation,” said Alan S. McKim, Chairman and Chief Executive Officer.  “Our excellent operating performance produced the highest quarterly revenue in our Company’s history and Adjusted EBITDA that exceeded our previously announced guidance range.”

Revenues for the second quarter of 2015 were $936.2 million, up 9% from $858.5 million in the same period in 2014.  Income from operations was $60.8 million in the second quarter of 2015, compared with $67.1 million in the same period last year.  Second-quarter 2015 income from operations included a non-cash goodwill impairment charge of $32.0 million related to the Oil and Gas Field Services segment.  The Company recognized the impairment charge due to that business segment’s continuing challenges, including impacts from lower crude oil pricing such as reduced exploration budgets, lower North American rig counts and decreased overall customer spending.  Excluding the non-cash impairment charge, the Company reported adjusted income from operations of $92.8 million for the second quarter of 2015.

Second-quarter 2015 net income was $10.4 million, or $0.18 per diluted share, which included the non-cash impairment charge and $1.8 million of pre-tax integration and severance costs. Excluding the impairment charge, the Company reported adjusted net income for the second quarter of 2015 of $42.4 million, or $0.72 per diluted share.  This compares with second-quarter 2014 net income of $28.7 million, or $0.47 per diluted share, which included $4.0 million of pre-tax integration and severance costs.

Adjusted EBITDA (see description below) in the second quarter of 2015 increased 20% to a record $163.1 million from $135.8 million in the same period of 2014.  Adjusted EBITDA margin climbed 160 basis points to 17.4%, compared with 15.8% in the second quarter of 2014.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Second-Quarter 2015 Financial Results

Comments on the Second Quarter

“During the second quarter, we participated in several major emergency response efforts to address natural disasters, pipeline spills, avian flu, rail-related accidents and damage to fixed facilities,” McKim said. “With our extensive capabilities to respond to large-scale emergencies and safely handle hazardous waste, we’re often called upon to marshal our resources to deal with these sizeable projects effectively.  These unplanned events often involve national emergencies and major oil or chemical releases.  For the second quarter, our activity related to this work generated revenue of approximately $170 million.

“Our emergency response efforts resulted in considerable year-over-year growth in our Industrial and Field Services segment, supported by a strong performance in our U.S. Industrial group and base Field Services business.  SK Environmental Services generated top-line growth and a double-digit increase in profitability, attributable to business mix, pricing and the addition of Thermo Fluids (TFI).  Our Oil Re-refining and Recycling segment rebounded sharply from the first quarter, delivering improved profitability that reflected the success of our ongoing efforts to lower our average pay-for-oil (PFO) cost.  Technical Services had a solid quarter, but profitability declined from that of the prior year, due to a delay in some large waste projects, reduced energy waste streams and outages at our two largest incinerators.  Incineration utilization remained stable at 91%, but landfill volumes were down 29% from those of a year ago.  Both our Oil and Gas Field Services and Lodging Services segments continued to fall short of our expectations as a result of ongoing softness in the energy markets and its corresponding effects in the Oil Sands region, as well as currency translation.”

Business Outlook and Financial Guidance

“We enter the second half of 2015 confident of our prospects for the full year, as we build on momentum across several businesses,” McKim said. “Industrial and Field Services will benefit from emergency response work that has carried into the third quarter, increased turnaround activity and growth in Field Services from its collaboration with Safety-Kleen. Technical Services has an impressive pipeline of large-volume waste projects to support its growth as we move into the segment’s seasonally strongest quarter.  SK Environmental Services continues to outperform, generating both volume and pricing gains, and the addition of TFI provides another platform for growth.  Within Oil Re-refining and Recycling, our efforts to expand the spread are proving successful, and we will continue to seek to lower our used oil collection and transportation costs.

“Activities related to the planned carve-out of our Oil and Gas Field Services and Lodging Services segments remain on track.  We intend to have this be a standalone entity capable of going public by January 1, 2016, and we currently expect to complete an IPO during 2016, depending on market conditions and Board approval.  Within the two business segments planned to be carved out, we are seeing some positive signs.  Our seismic group is targeting several major Alaskan projects that will support the performance of Oil and Gas

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Second-Quarter 2015 Financial Results

Field Services in the second half of the year.  Lodging Services has been awarded some business in British Columbia for later this year and into early 2016, and the business is successfully targeting some unconventional markets as it continues to weather ongoing challenges in the Oil Sands region.

“Overall, we believe we are well-positioned for continued success in 2015 as we benefit from the diversity of our business model.  Although the energy markets remain depressed, we see opportunities to add profitable growth in the environmental and industrial areas of our business through selective acquisitions and strategic investments that will capitalize on the leverage inherent in our extensive network and asset base,” McKim concluded.

Based on its second-quarter performance, current market conditions and the impact of emergency response events, Clean Harbors is reaffirming its previously announced 2015 Adjusted EBITDA guidance range of $530 million to $570 million. A reconciliation of the Company’s Adjusted EBITDA guidance to net income guidance is included below.

For the third quarter of 2015, the Company expects to generate Adjusted EBITDA in the range of $165 million to $170 million.

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA results, which is a non-GAAP financial measure, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP).  The Company believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved.  The Company defines Adjusted EBITDA in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the three and six months ended June 30, 2015 and 2014 (in thousands):

	For the Three Months Ended:		For the Six Months Ended:
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Net income	$10,395	$28,672	$3,306	$37,632
Accretion of environmental liabilities	2,599	2,609	5,218	5,333
Depreciation and amortization	67,773	66,075	136,129	135,431
Goodwill impairment charge	31,992	—	31,992	—
Other expense (income)	660	655	251	(3,523)
Interest expense, net	19,249	19,382	38,687	38,936
Provision for income taxes	30,454	18,406	25,816	23,976
Adjusted EBITDA	$163,122	$135,799	$241,399	$237,785

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Second-Quarter 2015 Financial Results

This press release includes a discussion of income from operations, net income and earnings per share amounts adjusted for the goodwill impairment charge identified in the reconciliations provided below.  The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance.  The following shows the difference between income from operations to adjusted income from operations, net income to adjusted net income and earnings per share to adjusted earnings per share for the three and six months ended June 30, 2015 and 2014 (in thousands, except per share amounts):

	For the Three Months Ended:		For the Six Months Ended:
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Adjusted income from operations

Income from operations	$60,758	$67,115	$68,060	$97,021
Goodwill impairment charge	31,992	—	31,992	—
Adjusted income from operations	$92,750	$67,115	$100,052	$97,021

Adjusted net income

Net income	$10,395	$28,672	$3,306	$37,632
Goodwill impairment charge	31,992	—	31,992	—
Adjusted net income	$42,387	$28,672	$35,298	$37,632

Adjusted earnings per share

Earnings per share	$0.18	$0.47	$0.06	$0.62
Goodwill impairment charge	0.54	—	0.54	—
Adjusted earnings per share	$0.72	$0.47	$0.60	$0.62

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Second-Quarter 2015 Financial Results

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected net income and projected Adjusted EBITDA is as follows:

	For the Quarter Ending September 30, 2015			For the Year Ending December 31, 2015
	Amount			Amount
	(In millions)			(In millions)
Projected GAAP net income	$42	to	$48	$64	to	$95
Adjustments:
Accretion of environmental liabilities	3	to	3	11	to	10
Depreciation and amortization	69	to	66	275	to	265
Goodwill impairment charge	—	to	—	32	to	32
Interest expense, net	19	to	19	76	to	76
Provision for income taxes	32	to	34	72	to	92
Projected Adjusted EBITDA	$165	to	$170	$530	to	$570

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release.  On the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy.

Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com.  The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start of the call.  If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base, including a majority of the Fortune 500, across the chemical, energy, manufacturing and additional markets, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Second-Quarter 2015 Financial Results

customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, the Company’s planned carve-out and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially including, without limitation, those items identified as “risk factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts:

James M. Rutledge	Eric Kraus	Jim Buckley
Vice Chairman, President and CFO	EVP Corporate Communications	SVP Investor Relations
Clean Harbors, Inc.	& Public Affairs	Clean Harbors, Inc.
781.792.5100	Clean Harbors, Inc.	781.792.5100
InvestorRelations@cleanharbors.com	781.792.5100	Buckley.James@cleanharbors.com
	Kraus.Eric@cleanharbors.com

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Second-Quarter 2015 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share amounts)

	For the Three Months Ended:		For the Six Months Ended:
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Revenues	$936,228	$858,480	$1,668,727	$1,705,147
Cost of revenues (exclusive of items shown separately below)	652,688	606,950	1,199,195	1,232,669
Selling, general and administrative expenses	120,418	115,731	228,133	234,693
Accretion of environmental liabilities	2,599	2,609	5,218	5,333
Depreciation and amortization	67,773	66,075	136,129	135,431
Goodwill impairment charge	31,992	—	31,992	—
Income from operations	60,758	67,115	68,060	97,021
Other (expense) income	(660)	(655)	(251)	3,523
Interest expense, net	(19,249)	(19,382)	(38,687)	(38,936)
Income before provision for income taxes	40,849	47,078	29,122	61,608
Provision for income taxes	30,454	18,406	25,816	23,976
Net income	$10,395	$28,672	$3,306	$37,632
Earnings per share:
Basic	$0.18	$0.47	$0.06	$0.62
Diluted	$0.18	$0.47	$0.06	$0.62

Shares used to compute earnings per share — Basic	58,590	60,665	58,732	60,695
Shares used to compute earnings per share — Diluted	58,710	60,778	58,832	60,822

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Second-Quarter 2015 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2015	December 31, 2014
Current assets:
Cash and cash equivalents	$173,621	$246,879
Accounts receivable, net	684,875	557,131
Unbilled accounts receivable	37,095	40,775
Deferred costs	19,575	19,018
Inventories and supplies	149,861	168,663
Prepaid expenses and other current assets	60,880	57,435
Deferred tax assets	37,410	36,532
Total current assets	1,163,317	1,126,433
Property, plant and equipment, net	1,562,254	1,558,834
Other assets:
Deferred financing costs	15,941	17,580
Goodwill	452,858	452,669
Permits and other intangibles, net	534,621	530,080
Other	17,646	18,682
Total other assets	1,021,066	1,019,011
Total assets	$3,746,637	$3,704,278
Current liabilities:
Current portion of capital lease obligations	$45	$536
Accounts payable	365,088	267,329
Deferred revenue	64,642	62,966
Accrued expenses	241,098	219,549
Current portion of closure, post-closure and remedial liabilities	26,321	22,091
Total current liabilities	697,194	572,471
Other liabilities:
Closure and post-closure liabilities, less current portion	44,153	45,702
Remedial liabilities, less current portion	130,149	138,029
Long-term obligations	1,395,000	1,395,000
Deferred taxes, unrecognized tax benefits and other long-term liabilities	306,705	290,205
Total other liabilities	1,876,007	1,868,936
Total stockholders’ equity, net	1,173,436	1,262,871
Total liabilities and stockholders’ equity	$3,746,637	$3,704,278

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Second-Quarter 2015 Financial Results

Supplemental Segment Data (in thousands)

	For the Three Months Ended:
	June 30, 2015			June 30, 2014
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Technical Services	$248,025	$39,397	$287,422	$256,798	$40,860	$297,658
Industrial and Field Services	353,329	(11,631)	341,698	185,154	(11,011)	174,143
Oil Re-refining and Recycling	99,104	(21,429)	77,675	144,016	(54,866)	89,150
SK Environmental Services	175,876	(8,799)	167,077	171,324	23,307	194,631
Lodging Services	21,171	1,072	22,243	42,872	925	43,797
Oil and Gas Field Services	38,617	2,194	40,811	58,177	1,597	59,774
Corporate Items	106	(804)	(698)	139	(812)	(673)
Total	$936,228	$—	$936,228	$858,480	$—	$858,480

	For the Six Months Ended:
	June 30, 2015			June 30, 2014
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Technical Services	$488,350	$75,598	$563,948	$493,579	$78,693	$572,272
Industrial and Field Services	500,197	(18,114)	482,083	347,114	(22,614)	324,500
Oil Re-refining and Recycling	195,911	(39,687)	156,224	272,937	(102,982)	169,955
SK Environmental Services	336,560	(20,381)	316,179	332,712	43,206	375,918
Lodging Services	55,275	1,253	56,528	99,566	1,320	100,886
Oil and Gas Field Services	92,204	3,535	95,739	158,949	3,698	162,647
Corporate Items	230	(2,204)	(1,974)	290	(1,321)	(1,031)
Total	$1,668,727	$—	$1,668,727	$1,705,147	$—	$1,705,147

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Second-Quarter 2015 Financial Results

Non-GAAP Segment Results

Clean Harbors reports Adjusted EBITDA results, which is a non-GAAP financial measure, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved.  The Company defines Adjusted EBITDA in accordance with its existing credit agreement.  See “Non-GAAP Results” for a reconciliation of the Company’s total Adjusted EBITDA to GAAP net income.

	For the Three Months Ended:		For the Six Months Ended:
Adjusted EBITDA	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Technical Services	$76,808	$84,297	$140,209	$146,474
Industrial and Field Services	73,081	30,716	83,390	47,088
Oil Re-refining and Recycling	15,824	15,196	11,348	27,779
SK Environmental Services	41,195	31,307	68,444	54,132
Lodging Services	3,852	15,487	10,762	33,224
Oil and Gas Field Services	(2,182)	1,812	(779)	18,143
Corporate Items	(45,456)	(43,016)	(71,975)	(89,055)
Total	$163,122	$135,799	$241,399	$237,785

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com